UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 29, 2018

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street	Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01     Entry into a Material Definitive Agreement

On June 29, 2018, 2018, Twin Disc, Incorporated (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with BMO Harris Bank N.A. (“BMO”) that provides for the assignment and assumption of the existing loans between the Company and Bank of Montreal, and subsequent amendments into a term loan (the “Term Loan”) and revolving credit loans (each a “Revolving Loan” and, collectively, the “Revolving Loans,” and, together with the Term Loan, the “Loans”). Pursuant to the Credit Agreement, BMO shall make the Term Loan to the Company in a principal amount not to exceed $35,000,000.00, and the Company may, from time to time prior to the maturity date, enter into Revolving Loans in amounts not to exceed, in the aggregate, $50,000,000.00 (the “Revolving Credit Commitment”). The Credit Agreement also allows the Company to obtain Letters of Credit from BMO, which if drawn upon by the beneficiary thereof and paid by BMO, would become Revolving Loans.

The Credit Agreement provides that the Company may elect that the Term Loan and each Revolving Loan to be either “LIBOR Loans” or “Eurodollar Loans.” LIBOR Loans will bear interest at an annual rate equal to the sum of a specified margin (the “Applicable Margin,” determined by the Company’s total funded debt to EBITDA ratio) plus the Monthly Reset LIBOR Rate from time to time in effect. Eurodollar Loans will bear interest at an annual rate equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period. The Adjusted LIBOR will be calculated as follows:

Adjusted LIBOR =	LIBOR
1 – Eurodollar Reserve Percentage

In calculating the Eurodollar Rate, the Eurodollar Reserve Percentage is equal to the maximum reserve percentage at which reserves are imposed by the Board of Governors of the Federal Reserve System on “eurocurrency liabilities,” as defined in such Board’s Regulation D.

The Credit Agreement also provides for the issuance of Letters of Credit upon request of the Company. Letters of Credit that are drawn upon and not timely reimbursed by the Company will bear interest at an annual rate equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time. The Base Rate is the greatest of: (1) the rate of interest announced or otherwise established by BMO as its prime commercial rate with possible relevant changes to such rate; (2) the sum of (a) the rate determined by BMO to be the average of the annual rates quoted to BMO by two or more Federal funds brokers selected by BMO for sale to BMO at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (b)1/2 of 1%; and (3) the LIBOR Quoted Rate for such day plus 1.00%.

In addition to the monthly interest payments and any mandatory principal payments required by the Credit Agreement (if applicable), the Company will be responsible for paying a quarterly Revolving Credit Commitment Fee and quarterly Letter of Credit Fees. The Revolving Credit Commitment Fee will be paid at an annual rate equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment. The Letter of Credit Fee shall be paid at the Applicable Margin for Revolving Loans that are Eurodollar Loans on the daily average face amount of Letters of Credit outstanding during the preceding calendar quarter. The Company may prepay the Loans (or any one of the Loans), subject to certain limitations.

Borrowings under the Credit Agreement are secured by substantially all of the Company’s personal property, including accounts receivable, inventory, machinery and equipment, and intellectual property, and the personal property of Mill-Log Equipment Co., Inc. (“Mill-Log”), a wholly-owned domestic subsidiary of the Company. The Company has also pledged 100% of its equity interests in certain domestic subsidiaries and 65% of its equity interests in certain foreign subsidiaries. To effect these security interests, the Company and Mill-Log entered into various amendment and assignment agreements that consent to the assignment to BMO of certain agreements previously entered into between the Company and Mill-Log with Bank of Montreal in connection with an April 22, 2016 credit agreement between the Company and Bank of Montreal, and further amended such agreements pursuant to the terms of the Credit Agreement. Specifically, the Company amended and agreed to the assignment to BMO of a Security Agreement, IP Security Agreement, and Pledge Agreement, and Mill-Log amended and agreed to the assignment to BMO of a Guaranty Agreement and Guarantor Security Agreement. The Company also amended and assigned to BMO a Negative Pledge Agreement that it has previously entered into with Bank of Montreal, pursuant to which it agreed not to sell, lease or otherwise encumber real estate that it owns except as permitted by the Credit Agreement and the Negative Pledge Agreement. The Company also entered into a Collateral Assignment of Rights under Purchase Agreement for its acquisition of Veth Propulsion Holding, B.V., described in Item 2.01 below.

Upon the occurrence of an Event of Default, BMO may take the following actions upon written notice to the Company: (1) terminate its remaining obligations under the Credit Agreement; (2) declare all amounts outstanding under the Credit Agreement to be immediately due and payable; and (3) demand the Company to immediately Cash Collateralize L/C Obligations in an amount equal to 105% of the aggregate L/C Obligations or a greater amount if BMO determines a greater amount is necessary. If such Event of Default is due to the Company’s bankruptcy, BMO may take the three actions listed above without notice to the Company.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the Amendment and Assignment of Revolving Loan Note between Bank of Montreal and BMOis attached to this report as Exhibit 10.2 and is incorporated herein by reference. Copies of the Assignment of and Amendment to Security Agreement, Assignment of and Amendment to IP Security Agreement, Assignment of and Amendment to Pledge Agreement, Assignment of and Amendment to Guaranty Agreement, Assignment of and Amendment to Guarantor Security Agreement, and Assignment of and Amendment to Negative Pledge Agreement (the “Assigned and Amended Agreements”), as well as the Collateral Assignment of Rights under Purchase Agreement (together, with the Amended and Assigned Agreements, the “Ancillary Agreements”) are attached to this report as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, and are hereby incorporated herein by reference. The above descriptions of the Credit Agreement and the Ancillary Agreements are qualified in their entirety by reference to the Exhibits attached hereto. Terms used herein and not otherwise defined shall have the meanings assigned to them by the Credit Agreement.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On July 2, 2018, Twin Disc NL Holding, B.V. (“Twin Disc NL”), a wholly-owned subsidiary of the Company, completed its previously announced acquisition of all shares of capital stock of Veth Propulsion Holding, B.V. (“Veth Propulsion Holding”) pursuant to that certain Share Purchase Agreement (the “Purchase Agreement”), dated June 13, 2018, with Het Komt Vast Goed, B.V. Veth Propulsion Holding holds all of the shares of capital stock of Exploitatiemaatschappij Veth B.V., Veth Diesel B.V., Veth Electra B.V., Veth Propulsion B.V. and Veth Thrusters B.V. (the “Veth Subsidiaries”).

The Veth Subsidiaries, based in the Netherlands, are global manufacturers of highly-engineered auxiliary propulsions and propulsion machinery for maritime vessels, including rudder propellers, bow thrusters, generator sets and engine service and repair. They have a strong presence in key European maritime markets, with deep and long-standing relationships with growing customers.

Pursuant to the Purchase Agreement, Twin Disc NL paid €52,103,792 at closing, which included a base payment of €49,700,000 plus adjustments for net cash and working capital. Twin Disc NL will also pay an additional earn-out amount if the EBITDA of Veth Propulsion Holding (as defined in the Purchase Agreement) for fiscal 2018 exceeds €6,450,000. No earn-out will be owed if the EBITDA of Veth Propulsion Holding for fiscal 2018 falls below €6,450,000 and the maximum earn-out amount of €3,300,000 will be paid if the EBITDA of Veth Propulsion Holding for fiscal 2018 exceeds €6,800,000. The earn-out will be paid in the form of Company stock.

The foregoing description of the of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 2.1 to the Company’s Current Report Amendment No. 1 on Form 8-K/A filed June 13, 2018, which is incorporated into this Item 2.01 by reference herein.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma information required by Item 9.01(b) is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
2.1	Share Purchase Agreement Between Twin Disc NL Holding, B.V. and Het Komt Vast Goed, B.V., dated June 13, 2018 (Incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K/A dated June 13, 2018). File No. 001-07635.
10.1	Credit Agreement Between Twin Disc, Incorporated and BMO Harris Bank N.A., dated June 29, 2018.
10.2	Amendment and Assignment of Revolving Loan Note between Bank of Montreal and BMO Harris Bank, N.A., dated June 29, 2018.
10.3	Assignment of and Amendment to Security Agreement By and Among Bank of Montreal, BMO Harris Bank, N.A., and Twin Disc, Incorporated, dated June 29, 2018.
10.4	Assignment of and Amendment to IP Security Agreement By and Among Bank of Montreal, BMO Harris Bank, N.A., and Twin Disc, Incorporated, dated June 29, 2018.
10.5	Assignment of and Amendment to Pledge Agreement By and Among Bank of Montreal, BMO Harris Bank, N.A., Twin Disc, Incorporated, and Mill-Log Equipment Co., Inc., dated June 29, 2018.
10.6	Assignment of and Amendment to the Guaranty Agreement By and Among Bank of Montreal, BMO Harris Bank, N.A., and Mill-Log Equipment Co., Inc., dated June 29, 2018.
10.7	Assignment of and Amendment to Guarantor Security Agreement By and Among Bank of Montreal, BMO Harris Bank, N.A., and Mill-Log Equipment Co., Inc., dated June 29, 2018.
10.8	Assignment of and Amendment to Negative Pledge Agreement By and Among Twin Disc, Incorporated, Bank of Montreal, and BMO Harris Bank N.A., dated June 29, 2018.
10.9	Collateral Assignment of Rights under Purchase Agreement from Twin Disc, Incorporated and Twin Disc NL Holding, B.V. in favor of BMO Harris Bank N.A., dated July 2, 2018.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 3, 2018	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary